Magnum Hunter Resources, Inc.
600 E. Las Colinas Blvd., Suite 1100, Irving, TX 75039
Phone (972) 401-0752 Fax (972) 401-3110
Internet Address: http://www.magnumhunter.com

FOR IMMEDIATE RELEASE
NEWS

New York Stock Exchange
*   Common    -  MHR

MAGNUM HUNTER REPORTS RECORD FIRST QUARTER 2005 RESULTS

POSITIVE YEAR-OVER-YEAR COMPARISONS

— PRODUCTION UP 26%
— TOTAL OPERATING REVENUES UP 47%
— OPERATING INCOME UP 52%
— NET INCOME PER FULLY-DILUTED SHARE UP 29%
— NET CASH PROVIDED BY OPERATING ACTIVITIES UP 19%
— LONG TERM DEBT-TO-CAPITALIZATION RATIO REDUCED TO 41% FROM 59%

COMPANY REMAINS ON TRACK FOR FULL-YEAR 2005 VS FULL-YEAR 2004 GROWTH IN PRODUCTION OF APPROXIMATELY 10% TO 16%

MERGER WITH CIMAREX ENERGY EXPECTED TO CLOSE IN EARLY JUNE 2005

IRVING, Texas, May 10 /PRNewswire-FirstCall/ — Magnum Hunter Resources, Inc. (NYSE:MHR), announced record financial results for the first quarter ended March 31, 2005:

	Three Months Ended
	03/31/05	03/31/04	% Change
Daily MMcfe Production Average	242.1	192.4	25.8%
Average Mcfe Price Received (Net of hedges)	$6.21	$5.06	22.7%
Daily Natural Gas Production Average (MMcf/d)	170.5	130.4	30.8%
Average Gas Price Received (Net of hedges)	$5.62	$5.08	10.6%
Daily Crude Oil Production Average (Mbopd)	11.9	10.3	15.5%
Average Crude Price Received (Net of hedges)	$45.73	$30.06	52.1%
Total Operating Revenues (000's)	$147,248	$100,378	46.7%
Net Income (000's)	$33,085	$19,262	71.8%
Net Income Per Share (Diluted)	$0.36	$0.28	28.6%
Fully Diluted Share Count (000's)	92,613	69,380	33.5%
Long Term Debt to Total Capitalization	40.6%	58.6%	(30.7%)

First Quarter 2005 Financial Results

Net income was $33.1 million ($0.36 per diluted share) for the three months ended March 31, 2005, an increase of 29% as compared to net income of $19.3 million ($0.28 per diluted share) for the three months ended March 31, 2004. Total revenues for the first quarter of 2005 were $147.2 million, an increase of 47% compared to total revenues of $100.4 million reported in the first quarter of 2004. Magnum Hunter reported operating profits of $61.9 million during the first quarter of 2005, representing an increase of 52% over operating profits of $40.6 million for the corresponding period in 2004. Net cash provided by operating activities increased by 19% to $68.9 million from $58.2 million reported during the first quarter of 2004.

Production volumes totaled 21.8 billion cubic feet equivalent (Bcfe) or 242.1 MMcfe per day for the first quarter of 2005, an increase of 25.8% over daily production volumes reported in the comparable 2004 period. Natural gas production was 70% of total equivalent production volumes for the first quarter of 2005.

A 2% decline in first quarter reported production as compared to the fourth quarter of 2004 is attributable to start up delays, mechanical problems and weather related down time, primarily offshore in the Gulf of Mexico. These production related issues during the first quarter of 2005 totaled approximately 11 MMcfe per day, of which approximately 8 MMcfe per day was attributable to the offshore Gulf of Mexico and approximately 3 MMcfe per day was attributable to onshore. Had the approximately 11 MMcfe per day of first quarter 2005 production not been delayed, the implied daily production rate of 253.1 MMcfe per day would have been 3% greater than the fourth quarter of 2004 average production rate and 32% higher than the first quarter of 2004. Currently, Magnum Hunter is averaging net daily production of around 252.0 Mmcfe per day. The Company continues to expect the fiscal-year 2005 daily production rate to average in the 241 to 254 MMcfe per day range, a 10% to 16% increase over fiscal-year 2004 levels.

During the first quarter of 2005, Magnum Hunter’s production lifting costs were $0.86 per Mcfe produced. Approximately $0.04 per Mcfe was attributable to extraordinary well work-over expenses during the quarter, and approximately $0.02 per Mcfe was attributable to increased remedial, utility and service costs. Based on management’s current estimate of growth in daily production of 10% to 16% during fiscal year 2005 over fiscal year 2004, Magnum Hunter anticipates production lifting costs to average in the $0.80 per Mcfe produced range for fiscal year 2005.

Realized natural gas prices were $5.62 per Mcf for the first quarter of 2005, compared to $5.08 per Mcf realized during the first quarter of 2004, after the impact of commodity price hedges in place during both periods. Oil prices realized were $45.73 per barrel in the first quarter of 2005, compared to the $30.06 per barrel realized during the first quarter of 2004, after the impact of commodity price hedges in place during both periods.

Magnum Hunter’s long term debt was reduced during the first quarter of 2005 by $97 million with cash received from the exercise of public warrants that expired on March 15, 2005 and the exercising of stock options during the quarter. Consequently, the Company’s long term debt to capitalization ratio decreased from 58.6% as of March 31, 2004 and 48.6% as of December 31, 2004 to 40.6% as of March 31, 2005.

First Quarter 2005 Operating Results

Magnum Hunter participated in the drilling of 41 new wells during the three months ended March 31, 2005, of which 33 were classified as development and eight were deemed exploratory. Of these 41 new wells, 38 (32 development and six exploratory) were deemed successful and three (one developmental and two exploratory) were plugged and abandoned, which provided for an overall success rate of 93% (97% developmental success and 75% exploratory success).

Commodity Hedges

The Company utilizes commodity hedges as a means to provide a base level of cash flow. During the first quarter of 2005, the Company had approximately 60 MMcf per day of natural gas hedged through cost-less collars with a weighted average floor price of $4.21 per MMbtu and a weighted average ceiling price of $6.85 per MMbtu. The Company had an additional 20 MMcf per day of natural gas hedged via a swap at a fixed price of $6.25 per MMbtu. Approximately 47% of first quarter 2005 natural gas production was hedged. On the crude oil side, the Company had 1,000 barrels per day hedged through a cost-less collar with a floor price of $35.00 per barrel and a ceiling price of $55.00 per barrel and 1,000 barrels per day hedged via a swap at a fixed price of $34.90. Approximately 17% of the Company’s first quarter 2005 crude oil production was hedged.

Recent Announcement To Be Acquired by Cimarex Energy

On January 26, 2005, Magnum Hunter and Cimarex Energy Co. (NYSE: XEC) announced their respective boards of directors had approved an agreement and plan of merger that provides for the acquisition of Magnum Hunter by Cimarex Energy. Under the terms of the proposed agreement, Magnum Hunter shareholders will receive 0.415 shares of Cimarex Energy common stock for each share of Magnum Hunter common stock that they own. The merger is expected to be non-taxable to the shareholders of both companies. Magnum Hunter will hold a shareholder meeting on June 6, 2005 in connection with the proposed merger between the two companies. Upon shareholder approval and satisfaction of other customary conditions, the merger is expected to close within a few days after the meeting. Magnum Hunter shareholders as of April 29, 2005 are entitled to vote.

Management Comments

Commenting on Magnum Hunter’s operating and financial results for first quarter of 2005, Mr. Richard R. Frazier, President and CEO of the Company stated, “Magnum Hunter achieved record operating and financial results during the first quarter of 2005 and we achieved one of our long term goals of reducing our long term debt-to-total capitalization ratio to under 45%. At March 31, 2005 this ratio stood at 41% as compared to 49% at December 31, 2004 and 59% at March 31, 2004. Although our average net daily production was diminished by operational issues largely outside of our control during the quarter, we nevertheless achieved record results. Since first entering the Gulf of Mexico during fiscal year 1999, we have experienced weather and mechanical related delays in every reported first quarter; however, once the winter months are over we have also during this time achieved our stated growth rate expectation of approximately 10% for each and every year. The first quarter of 2005 was no different. First quarter production hampered by weather and mechanical delays is now mostly back on line and we fully expect the company’s asset base to yield a net daily production growth rate for 2005 in the 10% to 16% range. Our shareholder vote for the previously announced merger with Cimarex Energy has been set for Monday, June 6th, with final closing expected within a few days thereafter. With total proved reserves of 1,011.3 Bcfe as of March 31, 2005, our asset portfolio holds a significant amount of drilling inventory both onshore and offshore, covering almost 10 million acres of minerals. With Cimarex’s talented team working closely with a select group of our professionals, the combined organization will be in a unique position to continue a growth trajectory in an industry that is starving for economical drilling prospects. I wish to again thank our board of directors, employees, management team and shareholders for supporting our company.”

About Magnum Hunter Resources, Inc.

Magnum Hunter Resources, Inc., located in Irving, TX, is an independent oil and gas exploration and production company engaged in three principal activities: (1) the exploration, development and production of crude oil, condensate and natural gas; (2) the gathering, transmission and marketing of natural gas; and (3) the managing and operating of producing oil and natural gas properties for interest owners. Its operations are concentrated in the Permian Basin of West Texas and New Mexico, the Gulf of Mexico and in the Mid-Continent and Gulf Coast areas of the U.S.

About Cimarex Energy

Cimarex Energy Co., headquartered in Denver, CO, is an independent oil and gas exploration and production company with operations focused in the Mid-Continent and Gulf Coast areas of the U.S. Its principal operations offices are located in Tulsa, New Orleans and Houston.

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Cimarex Energy Co. and Magnum Hunter Resources, Inc. current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions include 1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the acquisition; 2) the possibility that problems may arise in successfully integrating the businesses of the two companies; 3) the possibility that the acquisition may involve unexpected costs; 4) the possibility that the combined company may be unable to achieve cost-cutting synergies; 5) the possibility that the businesses may suffer as a result of uncertainty surrounding the acquisition; 6) the possibility that the industry may be subject to future regulatory or legislative actions; 7) the volatility in commodity prices for oil and gas; 8) the presence or recoverability of estimated reserves; 9) the ability to replace reserves; 10) environmental risks; 11) drilling and operating risks; 12) exploration and development risks; 13) competition; 14) the ability of management to execute its plans to meet its goals and other risks that are described in SEC reports filed by Cimarex and Magnum Hunter. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Cimarex and Magnum Hunter. Cimarex and Magnum Hunter assume no obligation and expressly disclaim any duty to update the information contained herein except as required by law.

Additional Information About the Acquisition and Where to Find It:

In connection with the proposed acquisition, Cimarex and Magnum Hunter will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a joint proxy statement. Investors and security holders of Cimarex and Magnum Hunter are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Cimarex, Magnum Hunter and the merger. Investors and security holders may obtain these documents (and any other documents filed by Cimarex and Magnum Hunter with the SEC) free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge (i) at www.cimarex.com or www.magnumhunter.com or (ii) by directing a request to Mary Kay Rohrer, Assistant Corporate Secretary, Cimarex Energy Co., phone: 303-295-3995, fax: 303-295-3494; or Morgan F. Johnston, Corporate Secretary, Magnum Hunter Resources, Inc., phone: 972-401-0752, fax: 972-443-6487. Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition.

Participants in the Solicitation:

Cimarex, Magnum Hunter and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Cimarex and Magnum Hunter in favor of the merger. Information about the executive officers and directors of Cimarex and their ownership of Cimarex common stock is set forth in the joint proxy statement/prospectus, which was filed with the SEC on May 2, 2005. Information about the executive officers and directors of Magnum Hunter and their ownership of Magnum Hunter common stock is set forth in the Annual Report on Form 10-K for the year ended December 31, 2004, which was filed with the SEC on March 16, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cimarex, Magnum Hunter and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus when it becomes available.

FOR FURTHER INFORMATION CONTACT

Magnum Hunter Resources, Inc. contact:
Howard Tate, Vice President of Capital Markets
972-401-0752
www.magnumhunter.com

Cimarex Energy Co. contact:
Mark Burford, Director of Capital Markets
303-295-3995
www.cimarex.com

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	March 31, 2005	December 31, 2004
ASSETS
Current Assets
Cash and cash equivalents	$7,908	$20,342
Restricted cash	212	212
Accounts receivable - trade, net of allowance of $5,060 and $4,776
respectively	89,796	85,462
Notes receivable	1,396	1,396
Prepaid expenses	6,500	2,472
Deferred income taxes, current	16,136	5,010
Deposits	3,198	3,198
Available for sale investments	6,067	6,067
Prepaid drilling costs	5,931	9,480
Other current assets	6,644	5,875

Total Current Assets	143,788	139,514
Property, Plant, and Equipment
Oil and gas properties, full cost method
Unproved	112,043	94,472
Proved	1,904,890	1,828,839
Gas processing plants and pipelines	37,293	36,607
Other property	10,124	9,969

Total Property, Plant and Equipment	2,064,350	1,969,887
Accumulated depreciation, depletion, amortization and impairment	(510,407)	(472,975)

Net Property, Plant and Equipment	1,553,943	1,496,912

Other Assets
Deferred financing costs and other	9,061	9,608
Goodwill	56,467	56,467

Total Assets	$1,763,259	$1,702,501

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$58,166	$65,215
Accrued interest	1,137	5,764
Accrued liabilities	13,990	15,298
Other current liabilities	9,783	8,701
Revenues payable	12,326	10,871
Suspended revenue payable	18,786	22,401
Derivative liabilities, current	44,576	14,046
Current maturities of long-term debt	761	2,458

Total Current Liabilities	159,525	144,754
Long-Term Liabilities
Long-term debt, less current maturities	546,402	643,042
Asset retirement obligations	40,871	40,086
Derivative liabilities, non-current	14,406	5,981
Deferred income taxes payable	202,074	188,366
Other non-current liabilities	422	459
Stockholders' Equity
Preferred stock - $.001 par value; 10,000,000 shares authorized, 216,000 designated as Series A; 80,000 issued and outstanding, liquidation
amount $0	1	1
Common Stock - $.002 par value; 200,000,000 shares authorized,
99,094,583 and 91,324,168 shares issued, respectively	198	183
Additional paid-in capital	726,568	615,046
Accumulated other comprehensive loss	(37,535)	(12,621)
Retained earnings	141,661	108,576
Common stock in deferred compensation plan, at cost (34,416 shares)	(192)	(192)
Unearned common stock in KSOP, at cost (880,083 shares)	(6,215)	(6,215)

	824,486	704,778
Treasury stock, at cost (3,926,034 and 3,931,614 shares, respectively) .	(24,927)	(24,965)

Total Stockholders' Equity	799,559	679,813

Total Liabilities and Stockholders' Equity	$1,763,259	$1,702,501

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts)

	For the Three Months Ended March 31,
	2005	2004
Operating Revenues:
Oil and gas sales	$134,884	$88,817
Gas gathering, marketing and processing	10,611	9,526
Oil field services	1,753	2,035

Total Operating Revenues	147,248	100,378

Operating Costs and Expenses:
Oil and gas production lifting costs	18,698	13,028
Production taxes and other costs	13,934	8,365
Gas gathering, marketing and processing	7,348	6,580
Oil field services	1,239	1,440
Depreciation, depletion, amortization and accretion	38,336	25,480
Gain on sale of assets	(1,861)	(198)
General and administrative	7,662	5,075

Total Operating Costs and Expenses	85,356	59,770

Operating Profit	61,892	40,608
Other income	501	222
Non-cash hedging adjustments	(112)	94
Interest expense	(9,554)	(9,657)

Income Before Income Tax	52,727	31,267
Provision for income tax expense
Current	(588)	(377)
Deferred	(19,054)	(11,628)

Total Provision for Income Tax Expense	(19,642)	(12,005)

Net Income	$33,085	$19,262

Income per Common Share - Basic	$0.38	$0.28

Income per Common Share - Diluted	$0.36	$0.28

Common Shares Used in Per Share Calculation
Basic	88,182,784	67,681,577

Diluted	92,612,513	69,380,490

MAGNUM HUNTER RESOURCES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended March 31,
	2005	2004
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income	$33,085	$19,262
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, depletion, amortization and accretion	38,336	25,480
Amortization of deferred financing costs	627	638
Deferred income taxes	19,054	11,628
Gain on sale of assets	(1,861)	(198)
Minority interest in consolidated subsidiary	(37)	(75)
Non-cash directors' compensation	71	--
Non-cash hedging adjustments	112	(94)
Stock compensation	321	41
Changes in certain assets and liabilities:
Accounts receivable	(4,765)	(666)
Deposits and other current assets	(430)	(2,759)
Accounts payable and accrued liabilities	(14,371)	4,915
Payment of income taxes	(1,208)	(16)

Net Cash Provided by Operating Activities	68,934	58,156

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets, net of purchase price adjustments	1,339	528
Additions to property and equipment	(92,958)	(59,700)

Net Cash Used in Investing Activities	(91,619)	(59,172)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	24,542	26,500
Fees paid related to financing activities	(81)	(106)
Payments of principal on debt and production payment	(122,879)	(42,013)
Proceeds from issuance of common stock	108,669	4,497

Net Cash Provided by (Used in) Financing Activities	10,251	(11,122)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(12,434)	(12,138)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	20,342	18,693

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,908	$6,555

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$13,541	$16,333

Cash paid for income taxes	$1,208	$16

Non-cash accruals for employee incentives	$1,465	$1,628